UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 22, 2022

WORKDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6110 Stoneridge Mall Road
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On and effective June 22, 2022, the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) appointed Wayne A. I. Frederick, M.D. as a Class II director, the class of directors that will next stand for election at Workday’s 2023 Annual Meeting of Stockholders. Dr. Frederick is the president of Howard University, having held this position since July 2014. Prior to that, Dr. Frederick served as Howard University’s interim president (elected October 2013) after serving as provost and chief academic officer for more than a year. Dr. Frederick began his academic career as associate director of the Cancer Center at the University of Connecticut. He is a fellow of the American College of Surgeons and belongs to numerous surgical organizations, including the American Surgical Association. Dr. Frederick also serves on the Board of Directors of Forma Therapeutics Holdings, Inc., Humana, Inc., Insulet Corporation, and Mutual of America Life Insurance Company, in addition to a few other privately held companies and charitable organizations. Dr. Frederick received a bachelor’s degree in zoology, a doctor of medicine, and a master’s degree in business administration from Howard University. He brings to our Board deep experience in business administration, extensive leadership skills, and insight into the healthcare industry.
In connection with his election to the Board, Dr. Frederick will receive a one-time grant of restricted stock units in the amount of $750,000, one-fourth of which will vest on July 15, 2023, and the balance of which will vest in equal quarterly installments over the following twelve quarters, assuming continuous service through the applicable vesting dates. Additionally, on June 22, 2022, Dr. Frederick received, and is eligible to receive going forward, a customary annual grant of restricted stock units pursuant to our non-employee director compensation program in the amount of $320,000, which will vest in one annual installment on May 15th of the year following the year of grant, assuming continuous service through the vest date.
Dr. Frederick has entered into Workday’s customary indemnification agreement for its directors. Dr. Frederick has not yet been named to serve on any committee of the Board, and there are no arrangements or understandings between Dr. Frederick and any other persons pursuant to which he was elected as a director. The Board has determined that Dr. Frederick is independent in accordance with the applicable rules of the Nasdaq Stock Market.
Dr. Frederick is currently the President of Howard University. Howard University is a customer of Workday and made payments to Workday of $4,032,636 during our fiscal year ended January 31, 2022. These transactions were based on arms-length agreements entered into in the ordinary course of business.
A copy of the press release announcing Dr. Frederick’s appointment is attached hereto as Exhibit 99.1. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 22, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 22, 2022

Workday, Inc.
/s/ Richard H. Sauer
Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary